UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2020

UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2625 Augustine Drive, Suite 601
Santa Clara,	California		95054
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2020, Upwork Inc. (“Upwork”) entered into a Fourth Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). The Amendment amends certain provisions of the Loan and Security Agreement, dated as of September 19, 2017, between Upwork and SVB, as previously amended by the First Amendment to Loan and Security Agreement, dated as of November 29, 2017, as further amended by the Second Amendment to Loan and Security Agreement, dated as of September 17, 2018, and as further amended by the Third Amendment to Loan and Security Agreement, dated as of March 18, 2019.

The Amendment, among other changes, amends the maturity date of the revolving line of credit from September 17, 2020 to September 30, 2022 and removes the accounts receivable borrowing base from the revolving line of credit such that the entire $25,000,000 line of credit will be available for borrowing regardless of the amount of accounts receivable outstanding. The Amendment contains customary representations and warranties.

The foregoing summary of key terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Amendment, a copy of which Upwork expects to file with its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, and upon filing will be incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under item 1.01 of this report is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: August 17, 2020	By:	/s/ Brian Levey
Brian Levey Chief Business Affairs and Legal Officer & Secretary